EXHIBIT 32

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Deere & Company (the “Company”) on Form 10-Q for the period ended January 26, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 27, 2025	/s/ John C. May	Chairman and Chief Executive Officer
	John C. May	(Principal Executive Officer)

February 27, 2025	/s/ Joshua A. Jepsen	Senior Vice President and Chief Financial Officer
	Joshua A. Jepsen	(Principal Financial Officer and Principal
Accounting Officer)